                                                                   Exhibit 23(a)







                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement of Wendy's International, Inc. on Form S-8 of our reports dated February 9, 2001 on our audits of the consolidated financial statements and financial statement schedule of Wendy's International, Inc. as of December 31, 2000 and January 2, 2000 and for the years ended December 31, 2000, January 2, 2000 and January 3, 1999, which reports are either included in or incorporated by reference in Wendy's International, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000.



/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP


Columbus, Ohio
July 27, 2001







                                      11